                                                                 Exhibit 4(wwww)

                        ---------------------------------

                            ___% Debenture Due _____

No. R-_                                                            $__________

            _______________________, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to MERRILL LYNCH PREFERRED FUNDING VI, L.P., or registered assigns, the principal sum of DOLLARS ($_____________) on ,__________ __, ____ and to pay interest on said principal sum from _______ __, 1999 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 30, June 30, September 30 and December 30 of each year, commencing ________ , ____, at the rate of ___% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            The Company shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of such Security for a period not exceeding six consecutive quarters from the date of issue or the most recent date that interest has been paid or been duly provided for (an "Extension Period"). During any Extension Period, interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date. At the end of any Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent that payment of such interest is permitted by applicable law). "Additional Interest" means interest that shall accrue on any interest on the Securities that is in arrears for more than one quarter or not paid during an Extension Period, which in either case shall accrue at % per annum compounded quarterly. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed six consecutive quarters or extend beyond the Maturity of this Security. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof and no default under this Security or Event of Default shall be deemed to occur solely as a result of an Extension Period.
The Company shall give the Holder of this Security and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the Interest Payment Date or (ii) the date Merrill Lynch Preferred Capital Trust VI is required to give notice to the New York Stock Exchange, Inc. or other applicable self-regulatory organization or to holders of the Trust Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date.

            During any Extension Period or during the continuance of an Event of Default, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock or comparable equity interest (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its capital stock, and conversions or exchanges of common stock of one class into common stock of another class).

            Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

            The indebtedness evidenced by this Security is, to the extent provided in the Affiliate Debenture Guarantee Agreement (the "Guarantee"), guaranteed by Merrill Lynch & Co., Inc., as guarantor of this Security, and any successor thereto (the "Guarantor"). Each Holder of this Security, by accepting the same, agrees to and shall be subject to the subordination provisions and other terms of the Guarantee.

            Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, _____________________ has caused this instrument to be duly executed.

Dated:  ________ __, ____


                                     -------------------------------------

                                     By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                     Attest:

                                     By:
                                        ----------------------------------
                                        Name: Lawrence M. Egan, Jr.
                                        Title: Assistant Secretary

[SEAL]

[authentication]

                               Reverse of Security

            This Security is one of a duly authorized issue of Securities of the Company, designated as its ____% Debentures Due ____ (herein called the "Securities"), limited in aggregate principal amount to $___________ issued under an Indenture, dated as of ________ __, ____ (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            At any time on or after _________ __, ____, the Company shall have the right to redeem the Securities, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Securities to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date.

            If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each a "Partnership Special Event") shall occur and be continuing, the Company may, within 90 days following the occurrence of such Partnership Special Event, elect to redeem the Securities in whole (but not in part), upon not less than 30 or more than 60 days notice at the Redemption Price, provided that, if at the time there is available to the Company or the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable such measure that in the sole judgment of the Company has or will cause no adverse effect on the Partnership, the Trust or the Company, and will involve no material cost, the Company will pursue such measure in lieu of redemption.

            "Partnership Investment Company Event" means that Merrill Lynch & Co., Inc., in its capacity as general partner of Merrill Lynch Preferred Funding VI, L.P. (the "Partnership"), shall have requested and received an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after _______ __, 1999 of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Partnership is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

            "Partnership Tax Event" means that Merrill Lynch & Co., Inc. in its capacity as general partner of the Partnership, shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a Tax Action which affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Partnership is, or will be subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities (each as defined in the Limited Partnership

Agreement), (ii) the Partnership is, or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by one or more of the obligors with respect to the Affiliate Investment Instruments (as defined in the Amended and Restated Agreement of Limited Partnership of Merrill Lynch Preferred Funding VI, L.P.) to the Partnership is not, or will not be, deductible by the Company for United States federal income tax purposes.

            "Tax Action" means (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations,
(c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that substantially similar to the Securities, the Partnership Preferred Securities, or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after the date of the prospectus related to the issuance of the Trust Preferred Securities.

            "Limited Partnership Agreement" means the amended and restated agreement of Limited Partnership, dated as of ________ __, 1999, of the Partnership as amended, modified or otherwise supplemented from time to time. If the Securities are only partially redeemed by the Company, the Securities will be redeemed pro rata, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S. dollars ($25) or any integral multiple thereof) of the principal amount of any Security.

            In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than 66 2/3% in principal amount of the Outstanding Securities, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; provided that no such modification may, without the consent of the Holder of each Outstanding Security, (i) extend the fixed maturity of the Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the percentage of principal amount of the Securities, the Holders of which are required to consent to any such modification of the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any of their respective agents may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

            The Securities are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            The obligations under this Security for the due and punctual payment of the principal of (and premium, if any), interest on and any Additional Amounts payable pursuant hereto with respect to this Security, according to its tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Security and the Indenture to be performed by the Company may be assumed, in whole or in part, by an Affiliate of the Company that, as of the end of the most recent fiscal year for which consolidated financial statements of the Company and such Affiliate are available, has a Consolidated Net Worth at least equal to the Consolidated Net Worth of the Company. For purposes of this paragraph, "Consolidated Net

Worth" of an entity shall mean (a) the aggregate of capital stock, additional paid-in capital and retained earnings (or minus accumulated deficit) of an entity and its consolidated subsidiaries, minus (b) treasury stock of the entity and its consolidated subsidiaries at cost, as of the end of the latest fiscal quarter, of the entity and its consolidated subsidiaries, each item to be determined in conformity with generally accepted accounting principles consistently applied. A "subsidiary" of an entity shall be a corporation 50% or more of the shares of Voting Stock of which is owned directly or indirectly by such entity.

            In case of any such assumption by an Affiliate of the Company, such Affiliate shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall be relieved of any further obligation under this Security and the Indenture. Such Affiliate shall be a successor corporation for purposes of Section 802 of the Indenture.

            THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.